                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(A) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14A-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to 240.14a-11(c) or Section 240.14a-12



                          WESTERN GAS RESOURCES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).


    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

    ----------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    (3) Filing Party:

    ----------------------------------------------------------------------------

    (4) Date Filed:

    ----------------------------------------------------------------------------

Notes:

                          WESTERN GAS RESOURCES, INC.
                           12200 NORTH PECOS STREET
                            DENVER, COLORADO 80234

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 24, 1995

TO THE STOCKHOLDERS OF
WESTERN GAS RESOURCES, INC.:

The Annual Meeting of Stockholders of Western Gas Resources, Inc., a Delaware corporation (the "Company"), will be held at the Hyatt Regency Denver, Florentine Room, 1750 Welton Street, Denver, Colorado 80202, on Wednesday, May 24, 1995 at 10:00 A.M. local time for the following purposes:

  1. To elect four Class Three Directors to serve until their terms expire in 1998 and until their successors have been elected and qualified; and

  2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Accompanying this Notice of Annual Meeting is a Proxy, a Proxy Statement, and a copy of the Company's 1994 Annual Report to Stockholders.

Only holders of record of shares of the Company's Common Stock and 7.25% Cumulative Senior Perpetual Convertible Preferred Stock at the close of business on March 31, 1995 are entitled to receive notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

Stockholders are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                          By Order of the Board of Directors,



                          BRION G. WISE
                          Chairman of the Board and
                          Chief Executive Officer

Denver, Colorado
April 13, 1995

                          WESTERN GAS RESOURCES, INC.
                           12200 NORTH PECOS STREET
                            DENVER, COLORADO 80234

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 24, 1995

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Western Gas Resources, Inc. ("the Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M. local time on Wednesday, May 24, 1995 at the Hyatt Regency Denver, Florentine Room, 1750 Welton Street, Denver, Colorado 80202, and at any postponement or adjournment thereof. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 19, 1995.

The only outstanding voting securities of the Company are its Common Stock, par value $0.10 (the "Common Stock"), and its 7.25% Cumulative Senior Perpetual Convertible Preferred Stock, par value $0.10 (the "7.25% Convertible Preferred Stock"). On March 31, 1995, the record date for the Annual Meeting, there were 25,750,186 shares of Common Stock and 400,000 shares of 7.25% Convertible Preferred Stock entitled to vote at the Annual Meeting. Each holder of record of Common Stock at the close of business on the record date will be entitled to one vote for each share so held, and each holder of record of 7.25% Convertible Preferred Stock at the close of business on the record date will be entitled to
5.225 votes for each share so held. The holders of Common Stock and 7.25% Convertible Preferred Stock will vote together as a single class.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business. If a proxy in the accompanying form is duly executed, dated and returned, the shares represented thereby will be voted in accordance with instructions set forth thereon unless revoked. Stockholders attending the Annual Meeting may vote their shares in person whether or not a proxy has been previously executed and returned. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote FOR election of the nominees named herein as directors. If any other matter is properly presented at the meeting, which is not currently anticipated, the proxy holders will vote the proxies in accordance with their best judgment in such matters. Cost of the soliciting proxies will be borne by the Company.

Votes cast by proxy or in person at the Annual Meeting will be counted by a person appointed by the Company to act as the election inspector for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Company addressed to John C. Walter, Secretary, 12200 North Pecos Street, Denver, Colorado 80234. No such revocation shall be effective until it has been received by the Company at or prior to the Annual Meeting.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to stockholders who were known to the Company to own more than five percent of the Common Stock and 7.25% Convertible Preferred Stock of the Company as of March 31, 1995 (except as indicated below). All shares are owned of record and beneficially except as indicated below.

Name and address                            Number               Percent
of beneficial owner                       of Shares              of class
- -------------------                       ---------              --------

COMMON STOCK:

Brion G. Wise........................     3,964,430                 15.4%
12200 N. Pecos St.
Denver, Colorado  80234

Ward Sauvage.........................     3,289,576  (1)            12.8
Box 132
Oberlin, Kansas  67749

Merrill Lynch & Co., Inc.............     2,025,160  (2)             7.9
World Financial Center, North Tower
250 Vesey Street
New York, New York  10281

Dean Phillips........................     1,824,825  (3)             7.1
524 N. 30th St.
Quincy, Illinois  62301

Roswitha M. Stonehocker..............     1,543,082  (4)             6.0
15600 Holly
Brighton, Colorado  80601

Walter L. Stonehocker................     1,415,262  (4)             5.2
15600 Holly
Brighton, Colorado  80601

FMR Corp.............................     1,342,091  (2)             5.2
82 Devonshire Street
Boston, Massachusetts  02109

7.25% CONVERTIBLE PREFERRED STOCK:

The 1818 Fund, L.P...................       400,000  (5)           100.0%
c/o Brown Brothers Harriman & Co.
59 Wall Street
New York, New York  10005

_____________
(Footnotes on following page)

(1) Includes 2,252,576 shares of Common Stock held by Sauvage Gas Company (owned 48.99% by the Ward Sauvage Trust #1, 48.37% by the Janice Sauvage Trust #1 and 2.64% by Mr. Sauvage's children) and 1,010,000 shares of Common Stock held by Sauvage Gas Service Corporation (owned 100% by Mr. Sauvage's wife and children, of which Mr. Sauvage disclaims beneficial ownership). Also includes 27,000 shares of Common Stock held by Sauvage Gas Co., Inc. Employee Trust.

(2) Amount and nature of beneficial ownership is at December 31, 1994 as reported in the applicable Schedule 13G and includes shares held by subsidiaries and affiliates. The percent of class was calculated using total shares outstanding at December 31, 1994.

(3)   Includes 9,100 shares of Common Stock held by Mr. Phillips' wife.

(4) Includes 127,820 shares of Common Stock held by the WGP Trust, of which Mrs. Stonehocker is the trustee, 3,183 shares of Common Stock held by a son directly and through 10% or more ownership in a partnership and 26,500 shares of Common Stock held by Mr. and Mrs. Stonehocker as tenants-in-common.

(5) The 7.25% Convertible Preferred Stock is convertible into 2,090,000 shares of Common Stock. In addition, The 1818 Fund, L.P. directly owns 300,000 shares of Common Stock. The 1818 Fund, L.P.'s total holdings, assuming full conversion, would equal 9.3% of the Company's Common Stock.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

The Company's Certificate of Incorporation establishes three classes of directors, each serving a three-year term ending in successive years. There are four Class Three directors whose terms expire this year: Walter L. Stonehocker, Dean Phillips, James A. Senty and Walter W. Grist.

The Board has nominated Messrs. Stonehocker, Phillips, Senty and Grist for re-election as Class Three directors. The terms of these Class Three directors, if elected, will expire on the date of the Company's Annual Meeting of Stockholders in 1998, or at such time as their successors are elected and qualified.

Directors shall be elected by a plurality of the votes cast in the election of directors. Under applicable Delaware law, in tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

If any of the nominees is not elected or is unable to serve (although such a contingency is not expected), the remaining Board members may elect a substitute or, alternatively, may reduce the size of the Board, all in accordance with the Company's Bylaws.

The current directors, including the nominees for re-election, are described under the caption "DIRECTORS AND OFFICERS."

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE INDIVIDUALS NOMINATED BY THE BOARD OF DIRECTORS. Proxies solicited by the Board of Directors will be so voted unless stockholders specify to the contrary in their proxies.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company's Board of Directors held seven meetings during 1994. Each director attended at least 75 percent of the total number of meetings of the Board of Directors and its committees on which such director served during his tenure.

The Company has an Audit Committee composed of Messrs. Robinson and Senty and a Compensation and Nominating Committee composed of Messrs. Robinson, Senty and Reid, who are not officers or employees of the Company. The functions of the Audit Committee include recommendation of the independent accountants for selection by the Board of Directors, review of the arrangements and scope of the independent accountants' audit, review of the findings and recommendations of the independent accountants concerning internal accounting procedures and controls, review of professional services rendered by the independent accountants, including costs and related fees, and review of the independence of the independent accountants in regard to the Company and its management. The Audit Committee held two meetings during 1994. The function of the Compensation and Nominating Committee is to make recommendations to the Board of Directors regarding employee compensation, including compensation of the Company's executive officers and to nominate individuals for election to the Board of Directors and to nominate existing members of the Board of Directors for committee assignments. The Compensation and Nominating Committee held two meetings in 1994.

The Company's Executive Committee is composed of Messrs. Wise and Sanderson. The Executive Committee may exercise all the power and authority of the Board of Directors in the management of the business affairs of the Company between meetings of the Board of Directors, subject to certain limitations. The Executive Committee held 11 meetings in 1994.

                           REMUNERATION OF DIRECTORS

Directors who are also full-time employees of the Company receive no fees or remuneration for services as members of the Board of Directors. For the year ended December 31, 1994, non-employee directors received annual fees of $17,500 each, payable in quarterly installments, with no additional fees for committee service. Commencing January 1, 1995, non-employee directors of the Company will receive annual fees of $25,000 each, payable in quarterly installments, and $1,000 for each committee meeting attended. See also "Stock Option Plans - Non-Employee Directors' Stock Option Plan" included elsewhere in this Proxy Statement.

                       SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership by the Company's directors and named officers and by all directors and officers as a group, of the Company's Common Stock, $2.28 Preferred Stock and $2.625 Convertible Preferred Stock as of March 31, 1995. No director or officer owns any shares of 7.25% Convertible Preferred Stock.

                                                                    $2.28            $2.625 Convertible
                                         Common Stock          Preferred Stock         Preferred Stock
                                    ---------------------   ---------------------   ---------------------
Name of                               Number        % of      Number        % of      Number        % of
Beneficial Owner                    of Shares      Class    of Shares      Class    of Shares      Class
- ----------------                    ---------     -------   ---------     -------   ---------     -------

Brion G. Wise............          3,964,430        15.4%        800         *  %          -         *  %
Ward Sauvage.............          3,289,576 (1)    12.8           -         *             -         *
Walter L. Stonehocker....          2,800,841 (2)    10.9      14,000         1.0      31,800         1.2
Dean Phillips............          1,824,825 (3)     7.1           -         *             -         *
Bill M. Sanderson........            608,975 (4)     2.4           -         *             -         *
Richard B. Robinson......              7,800 (5)     *         1,000         *             -         *
James A. Senty...........              4,920 (6)     *             -         *             -         *
Walter W. Grist..........                  -         *             -         *             -         *
Joseph E. Reid...........                  -         *             -         *             -         *
Lanny F. Outlaw..........             54,000         *             -         *             -         *
John F. Neal(7)..........             46,000         *         1,000         *             -         *
Gary W. Davis............             33,465 (8)     *         1,500 (8)     *             -         *
John C. Walter...........             32,494         *             -         *             -         *
 Directors and officers
  as a group(19).........         12,711,171        49.4      18,900         1.4      31,800         1.2

_________________
* Less than 1%

(1) Includes 2,252,576 shares of Common Stock held by Sauvage Gas Company (owned 48.99% by the Ward Sauvage Trust #1, 48.37% by the Janice Sauvage Trust #1 and 2.64% by Mr. Sauvage's children) and 1,010,000 shares of Common Stock held by Sauvage Gas Service Corporation (owned 100% by Mr. Sauvage's wife and children, of which Mr. Sauvage disclaims beneficial ownership). Also includes 27,000 shares of Common Stock held by Sauvage Gas Co., Inc. Employee Trust.

(2) Includes 1,385,579 shares of Common Stock held by Mr. Stonehocker's wife, 127,820 shares of Common Stock held by the WGP Trust, of which Mrs. Stonehocker is the trustee, 3,183 shares of Common Stock held by a son directly and through 10% or more ownership in a partnership and 26,500 shares of Common Stock held by Mr. and Mrs. Stonehocker as tenants-in-common.

(3)   Includes 9,100 shares of Common Stock held by Mr. Phillips' wife.

(4) Includes 864 shares of Common Stock held by Mr. Sanderson's wife and 80,882 shares of Common Stock held by the Sanderson Stock Trust, of which Mr. Sanderson's wife is the trustee.

(5) Includes 6,000 shares of Common Stock held by the Lentz, Evans & King Pension Fund, for the benefit of Mr. Robinson, 1,000 shares owned directly by Mr. Robinson's wife and 800 shares of Common Stock held by Mr. Robinson and his wife as custodians for their minor children.

(6) Includes 600 shares of Common Stock held by Mr. Senty's wife as custodian for their children and 2,120 shares of Common Stock owned directly by Mr. Senty's wife.

(7) Mr. Neal served as Vice President-Pipelines and Gas Marketing through October 1, 1993, after which time he became a Vice President who performs special projects for the President. Mr. Neal has not been an executive officer since October 1, 1993.

(8) Includes 9,997 shares of Common Stock and 1,500 shares of $2.28 Preferred Stock held by Mr. Davis' wife and 21,668 shares of Common Stock held as tenants-in-common.

                            DIRECTORS AND OFFICERS

Set forth below is certain information concerning the directors and officers of the Company.

         NAME          AGE                       POSITION
         ----          ---                       --------

Brion G. Wise.......... 49  Chairman of the Board and Chief Executive Officer
                            (1)(4)
Bill M. Sanderson...... 65  President, Chief Operating Officer and Director
                            (2)(4)
Walter L. Stonehocker.. 70  Vice Chairman of the Board(3)
Walter W. Grist........ 54  Director(3)
Joseph E. Reid......... 65  Director(2)(6)
Dean Phillips.......... 63  Director(3)
Richard B. Robinson.... 46  Director(1)(5)(6)
Ward Sauvage........... 69  Director(2)
James A. Senty......... 59  Director(3)(5)(6)
Lanny F. Outlaw........ 59  Executive Vice President
John C. Walter......... 49  Executive Vice President, Vice President - General
                            Counsel and Secretary
Edward A. Aabak........ 43  Vice President, Rocky Mountain Region
Vance S. Blalock....... 41  Treasurer
Dale Burford........... 53  Vice President, Mid-Continent Region
John F. Chandler....... 38  Vice President - Marketing and Pipelines
Gary W. Davis.......... 38  Vice President, Southern Region
Jeffery E. Jones....... 42  Vice President - Production
William J. Krysiak..... 34  Vice President - Finance
John F. Neal........... 46  Vice President

_________________
(1)   Class One Director; term expires in 1996.
(2)   Class Two Director; term expires in 1997.
(3)   Class Three Director; term expires in 1995.
(4)   Member of the Executive Committee.
(5)   Member of the Audit Committee.
(6)   Member of the Compensation and Nominating Committee.

MR. WISE, a founder of the Company in 1971, has served as Chairman of the Board of Directors since July 1987, a member of the Executive Committee since December 1989, Chief Executive Officer since December 31, 1986 and President from 1971 through 1986. He was a gas processing engineer with Shell Oil Company from 1967 until the organization of the Company. Mr. Wise received his Bachelor of Science Degree in Chemical Engineering from Washington State University.

MR. SANDERSON has served as a director of the Company since July 1987, a member of the Executive Committee since December 1989, President since December 31, 1986, Chief Operating Officer since May 1986 and Senior Vice President from 1981 through 1986. He worked in various capacities for Shell Oil Company in its exploration and production department from 1960 to 1981, including an assignment in Venezuela and an assignment for five years in London with oil and gas production responsibilities during North Sea development. Mr. Sanderson received his Bachelor of Science Degree, cum laude, in Chemical Engineering from Texas Tech University.

MR. STONEHOCKER, a founder of the Company in 1971, has served as Vice Chairman of the Board since July 1992, as a director since July 1987, a member of the Executive Committee from December 1989 to July 1992, Senior Vice President from January 1985 to July 1992 and Vice President from 1971 to 1985. Mr. Stonehocker has had farming operations in Colorado for over forty years. In addition, he has been active as a lobbyist for the oil and gas industry in various western states.

MR. GRIST, a director of the Company since November 1991, has been employed for over 30 years by Brown Brothers Harriman & Company, a private investment and banking firm in New York City. His current position is Senior Manager, Corporate Finance Department. Mr. Grist holds a Bachelor of Science degree in Business Administration from New York University.

MR. REID, a director of the Company since May 1994, has served as a member of the Compensation and Nominating Committee since May 1994. Mr. Reid has been involved in the oil and gas business since 1956, and since 1987 has been an independent oil and gas consultant. From 1984 to 1986 he served as President and Chief Executive Officer of Meridian Oil, Inc., from 1982 to 1984 as an independent oil and gas consultant and from 1978 to 1982 as President and Chief Executive Officer of Superior Oil Company. Mr. Reid also serves as a director for Riverway Bank, Cliffs Drilling Co. and Great Western Resources. He received his M.B.A. from the Harvard Graduate School of Business and his Bachelor of Science Degree from Louisiana State University.

MR. PHILLIPS, a director of the Company since July 1987, has been engaged in the wholesale and retail distribution of natural gas liquids since 1956. Mr. Phillips also serves as an officer and director of several banking institutions in Missouri and Illinois.

MR. ROBINSON, a director of the Company since July 1987, has served as a member of the Audit Committee since May 1988 and as a member of the Compensation and Nominating Committee since September 1993. Mr. Robinson has been a member of the law firm of Lentz, Evans and King P.C. and an adjunct professor at the University of Denver College of Law since 1980. He has represented the Company since 1977 with respect to tax, corporate and partnership law matters. Mr. Robinson received his Juris Doctor Degree from the University of Denver and his LL.M. in Taxation from New York University.

MR. SAUVAGE, a director of the Company since July 1987, has been engaged in the wholesale and retail distribution of natural gas liquids since 1949.

MR. SENTY, a director of the Company since July 1987, has served as a member of the Audit Committee since May 1988 and as a member of the Compensation and Nominating Committee since September 1993. Mr. Senty has been engaged in the wholesale and retail distribution of natural gas liquids since 1960. He has owned certain banking interests since 1976 and currently serves as Chairman of the Board of The Park Bank, an independent state chartered bank in Wisconsin, is Chairman of the Board and President of Midwest Bottle Gas Co., a company which directly and through subsidiaries is engaged in the retail and wholesale marketing of natural gas, natural gas liquids and other related items in several states and is a director and Senior Vice President of MNIC Companies, the parent organization of several insurance companies in Wisconsin.

MR. AABAK, Vice President, Rocky Mountain Region since September 1994, served as Operations Manager of the Rocky Mountain Region from February 1993 to September 1994. From 1982 to 1992 Mr. Aabak was employed by DEKALB Energy Company in various management, engineering and operations functions. From 1976 to 1982 Mr. Aabak was employed by Dome Petroleum Limited. Mr. Aabak holds a Bachelor of Science Degree in Chemical Engineering from the University of Alberta.

MS. BLALOCK, Treasurer since November 1994, has been employed by the Company since 1981, most recently as Controller of Systems Development and Acquisitions. Ms. Blalock received her Bachelor of Science Degree in Commerce from the University of Louisville and is a Certified Public Accountant.

MR. BURFORD, Vice President, Mid-Continent Region since October 1993, served as Vice President-Operations from January 1985 to October 1993 and served in other capacities with the Company from April 1982 to January 1985. From 1966 to 1982, he was employed by Cities Service Oil Company where he served in various management positions in the processing and mining divisions. Mr. Burford holds a Bachelor of Science Degree in Mechanical Engineering from the University of Missouri.

MR. CHANDLER, Vice President - Marketing and Pipelines since October 1993, has been employed by the Company since 1984, most recently as Manager of Business Development. Mr. Chandler received his Bachelor of Science Degree in Engineering from the South Dakota School of Mines and Technology.

MR. DAVIS, Vice President, Southern Region since October 1993, served as Vice President-Engineering/ Environmental from January 1985 to October 1993 and has been an engineer with the Company since June 1980. From 1978 to 1980, he was employed by Marathon Oil Company as a plant engineer. Mr. Davis received his Bachelor of Science Degree in Chemical and Petroleum Engineering from the Colorado School of Mines.

MR. KRYSIAK, Vice President - Finance since October 1993, has been employed by the Company since 1985, most recently as Corporate Controller. Mr. Krysiak is the principal financial and accounting officer of the Company. He received his Bachelor of Science Degree in Business Administration from Colorado State University and is a Certified Public Accountant.

MR. JONES, Vice President - Production since October 1993, has been employed by the Company since 1989, most recently as Production Manager. From 1987 to 1989, Mr. Jones was an independent oil and gas consultant. Mr. Jones received a Bachelor of Science Degree in Psychology from Colorado College and a Bachelor of Science Degree in Mechanical Engineering from the University of Colorado.

MR. NEAL, a Vice President who performs special projects for the President since October 1993, served as Vice President-Pipelines and Gas Marketing from May 1988 to October 1993, served as the General Manager-Pipelines and Gas Marketing from October 1986 to May 1988. Previously, he was with Williams Natural Gas Company, where he was Manager of Gas Supply and Administration from March 1985 until October 1986. From 1983 to 1985, he was Manager of Gas Supply and Marketing with Gulf Energy Gathering & Processing Company. Mr. Neal received his Bachelor of Science Degree in Business Administration from Texas A&M University.

MR. OUTLAW, Executive Vice President since September 1994, served as Vice President-Business Development and Rocky Mountain Region from October 1993 to September 1994, served as Vice President-Business Development from August 1987 to October 1993 and worked for Shell Oil Company from 1958 to 1987 in various engineering management positions within the exploration and production department. In his last position at Shell Oil Company, he was in charge of gas processing business development. Mr. Outlaw received his Bachelor of Science Degree in Engineering from the South Dakota School of Mines and Technology.

MR. WALTER, Executive Vice President, Vice President - General Counsel and Secretary since September 1994, served as Vice President-General Counsel from May 1988 to September 1994, served as Corporate Counsel from May 1986 to May 1988 and Land Manager from 1982 to May 1986. Mr. Walter received his Bachelor of Arts Degree in Economics and Juris Doctor Degree from the University of Colorado.

Section 16(a) of the Securities Exchange Act of 1934 and the related regulations require the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of their beneficial ownership and reports of any changes in their beneficial ownership of the Company's Common Stock and other equity securities of the Company. In addition, such persons are required to furnish the Company with copies of all such filings. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended 1994, all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent beneficial owners were complied with, except as follows: one report relating to a change in beneficial ownership was filed late by Dale Burford which related to open market sales of 700 shares of Common Stock.

                         TRANSACTIONS WITH AFFILIATES

In July 1990, the Company loaned Mr. Sanderson $748,000 to purchase 294,524 shares of Common Stock in the Company. The largest aggregate principal amount of such indebtedness outstanding during 1994 was $748,000, and the rate of interest charged Mr. Sanderson by the Company was equal to the interest rate paid by the Company on its Revolving Credit Facility. Interest was payable annually on December 31 during the term of the loan with all unpaid principal and interest due and payable on January 1, 1996. In February 1994, the loan and all accrued interest was repaid in full by Mr. Sanderson through surrender of 25,016 shares of the Company's Common Stock, which were valued at $31.50 per share based upon the February 22, 1994 closing price.

The Company has entered into agreements with key employees including each of its officers, other than Mr. Wise and Mr. Sanderson, which commit the Company to loan an amount sufficient to exercise their respective stock options as each portion of their stock options vests under the Key Employees Incentive Stock Option Plan and the Employee Option Plan. The Company will forgive the loan and accrued interest if the officer has been continuously employed by the Company for periods specified under the agreements. At December 31, 1994, loans to certain officers totaling $1,332,775 relating to 154,623 options were outstanding as follows: Vance S. Blalock, $18,916 related to 3,503 options; Dale Burford, $265,272 related to 30,687 options; John F. Chandler, $11,923 related to 2,208 options; Gary W. Davis, $258,063 related to 29,352 options; William J. Krysiak, $4,725 related to 875 options; John F. Neal, $281,812 related to 33,750 options; Lanny F. Outlaw, $261,562 related to 30,000 options; and John C. Walter, $230,502 related to 33,750 options. Effective January 31, 1994 principal and accrued interest related to the loans extended to Lonnie R. Brock (the former Chief Financial Officer of the Company) in the amount of $180,563 were forgiven following his resignation as an employee of the Company.

During the year ended December 31, 1994, the Company leased rail cars from and purchased and sold natural gas liquids with affiliates of James A. Senty, a director of the Company, for total payments of approximately $2.7 million. During the year ended December 31, 1994, the Company leased rail cars from an affiliate of Ward Sauvage, a director of the Company, for total payments of approximately $183,000. During the year ended December 31, 1994, the Company leased rail cars from an affiliate of Dean Phillips, a director of the Company, for total payments of approximately $92,000. These transactions were all entered into by the Company in the ordinary course of its business, on an arm's length basis.

                     REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION AND NOMINATING COMMITTEE

In 1993, the Board of Directors has created a committee, designated the "Compensation and Nominating Committee" (the "Committee"), consisting of Joseph
E. Reid, Richard B. Robinson and James A. Senty. The purpose of the Committee is to make recommendations to the Board of Directors regarding employee compensation, including the compensation of the Company's executive officers and to nominate individuals for election to the Board of Directors and to nominate existing members of the Board of Directors for committee assignments. The Committee met twice in 1994. No member of the Committee is or has been an officer or employee of the Company. The Board of Directors adopted the Committee's recommendations regarding the executive officers' 1995 base salaries and 1994 bonuses, stock options and Company contributions to its Profit-Sharing Plan.

COMPENSATION OF EXECUTIVE OFFICERS

The annual compensation of each of the executive officers of the Company, including the officers specifically named in this Proxy Statement under "Executive Compensation" (the "Named Officers"), consists primarily of a base salary, an annual bonus and stock options. In addition, the executive officers participate in the Company's Profit Sharing Plan, which consists of employee salary reduction contributions, a Company match equal to 25% of the amount the employee has contributed (in an aggregate amount not to exceed 1% of the employee's base compensation) and an annual Company contribution for all employees equal to a specified percentage of base compensation.

Subject to certain exceptions, Section 162(m) of the Internal Revenue Code limits to $1,000,000 the amount of executive compensation that a company may deduct as an expense for federal income tax purposes in any one year for any one executive. Although none of the Company's executive officers received in excess of $1,000,000 in compensation for any year, the Committee intends to structure future executive officer compensation in a manner that will preserve the tax deductibility of executive compensation.

The Committee retained the services of an outside compensation consultant to gather information regarding executive compensation packages at comparable companies and to make recommendations to the Committee regarding executive compensation packages. The consultant developed a peer group consisting of nineteen of the twenty-five companies (excluding the Company) that are included in the Company's Peer Group for purposes of the Total Return Performance Graph included elsewhere in this Proxy Statement. Six companies used in the Performance Graph were excluded from the compensation peer group because of their smaller size and one company, whose stock is not widely held, was added. All the companies used in the compensation peer group are involved in the oil and gas industry.

The consultant presented a report to the Committee and to Brion G. Wise, Chief Executive Officer of the Company, and Bill M. Sanderson, President and Chief Operating Officer of the Company. The report summarized the information gathered on executive compensation at comparable companies and included a recommendation that the Company continue its practice of paying executive officers slightly below-average base salaries, while providing them above-average incentive compensation in the form of bonuses and stock options. The consultant recommended that the Company use for 1995 base salaries a target of ninety percent of the average base salaries for comparable positions at comparable companies.

After considering the information in the consultant's report and reviewing other executive compensation surveys, Messrs. Wise and Sanderson jointly made recommendations to the Committee regarding the 1995 base salaries and 1994 bonuses and stock options of the executive officers (other than their own). The Committee then made its recommendations regarding executive officer compensation to the Board of Directors, considering the following factors: (i) the compensation packages given to executive officers at comparable companies, using the ninety percent target; (ii) the individual officer's contribution to the Company's performance; (iii) the Company's financial performance, as measured by net income and cash flow from operations; (iv) the performance of the Company's Common Stock; and (v) the recommendations of Messrs. Wise and Sanderson and the consultant.

In 1994, the Company granted options to the executive officers (other than Mr.
Wise) to purchase shares of the Company's Common Stock pursuant to the Company's 1993 Stock Option Plan. The Committee believes that options for the Company's Common Stock are an important element of the executive officers' compensation package and aid in the objective of aligning the executive officers' interests with those of the stockholders and giving the executive officers a direct stake in the performance of the Company. In recommending the number of stock options to be granted to the executive officers, the Committee considered the five factors described above and the number of stock options previously granted to the executive officers.

Finally, the Committee recommended to the Board of Directors that the Company make a contribution to the Company's Profit-Sharing Plan of four percent of 1994 base salaries for all eligible employees, including each of the executive officers. In making such recommendation, the Committee considered the financial performance of the Company, as measured by net income and cash flow from operations, and, the recommendation of the consultant, which was based on the total compensation packages that employees in the oil and gas industry receive.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The annual compensation of Mr. Wise, the Company's Chief Executive Officer, consists primarily of base salary and annual bonus. Mr. Wise's annual compensation is significantly lower than that paid by comparable companies for comparable positions. In preparing their recommendation regarding Mr. Wise's compensation, the Committee considered certain subjective factors unrelated to the Company's financial performance, principally Mr. Wise's belief that it was not necessary to compensate him at a market rate because he receives substantial dividends from the shares of the Company's Common Stock that he owns. Mr. Wise is not eligible for awards under the Company's various stock option plans because the Committee and the Board of Directors believe his interests are already strongly tied to those of its stockholders. He is, however, entitled to participate in the Company's Profit Sharing Plan.

March 31, 1995
Compensation Committee
Joseph E. Reid
Richard B. Robinson
James A. Senty

                             EMPLOYMENT AGREEMENTS

Effective November 15, 1994, the Company entered into an Employment Agreement (an "Executive Employment Agreement") with each of the Company's executive officers, other than Messrs. Wise and Sanderson. Pursuant to the Executive Employment Agreement, the Company has agreed to pay each executive officer a minimum annual compensation based upon such officer's 1994 base salary, plus a percentage ranging from 25% to 100% of such officer's 1993 bonus. In addition, each officer is eligible for a bonus, as determined by the Board of Directors, in its sole discretion. The employment of the officer continues until it is terminated in accordance with the Executive Employment Agreement. The Company may terminate an officer "for cause" at any time and the officer may terminate employment at any time. If the Company terminates the officer without "cause", the officer is entitled to severance equal to one year's base salary, which increases to two years' base salary if the termination without cause occurs within one year of certain changes in control of the Company. In all cases, the officer is subject to certain covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination.

Effective October 1, 1993, the Company entered into an Employment Agreement with John F. Neal (the "Employment Agreement"). Mr. Neal has been an officer of the Company since 1988. The term of the Employment Agreement is from October 1, 1993 through December 31, 1996. Pursuant to the Employment Agreement, Mr. Neal performs such services as may be assigned to him, from time-to-time, by the Company's President. The Company may terminate Mr. Neal for "cause." Mr. Neal is subject to certain covenants relating to confidentiality, non-competition and non-solicitation of customers and employees through December 31, 1996. The Company does not consider Mr. Neal to be an executive officer.

                     COMPENSATION AND NOMINATING COMMITTEE
                     INTER-LOCK AND INSIDER PARTICIPATION

The Committee consists of Joseph E. Reid, Richard B. Robinson and James A. Senty, none of whom is or was an officer or employee of the Company. Mr. Robinson is a member of the law firm of Lentz, Evans and King P.C., which has represented the Company in certain tax, corporate and partnership law matters since 1977. For the year ended December 31, 1994, the Company paid approximately $11,800 in legal fees to Lentz, Evans and King P.C. in the ordinary course of business, on an arm's-length basis. Mr. Senty is affiliated with companies with whom the Company purchases and sells propane and from whom the Company leases rail cars. For the year ended December 31, 1994, the Company entered into transactions aggregating approximately $2.7 million with such affiliates in the ordinary course of business on an arm's-length basis.

                            EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation paid by the Company in each of the last three years to the Chief Executive Officer, to each of the four most highly compensated executive officers and to one individual for whom disclosure would have been required if that individual had been serving as an executive officer at December 31, 1994 (the "Named Officers").

                         SUMMARY COMPENSATION TABLE(1)
                           Annual Compensation(2)(3)
                           -------------------------

                                                                     All Other
Name and Principal Position    Year    Salary($)    Bonus($)    Compensation ($) (4)
- ---------------------------    ----    ---------    --------    --------------------
Brion G. Wise                  1994    $ 75,000     $ 90,000          $ 5,625
Chairman of the Board and      1993      75,000      100,000            6,790
 Chief Executive Officer       1992      75,450      100,000            6,790

Bill M. Sanderson              1994     285,012      160,000           23,130
President and Chief            1993     285,012      200,000           21,624
 Operating Officer             1992     260,000      325,000           22,779

Lanny F. Outlaw                1994     150,000       60,000           12,577
Executive Vice President       1993     150,000       75,000           14,100
                               1992     140,000      100,000           14,782

John C. Walter                 1994     147,462       60,000           11,620
Executive Vice President,      1993     138,404       75,000           12,077
 Vice President - General      1992     125,000      100,000           12,812
 Counsel and Secretary

Gary W. Davis                  1994     144,731       65,000           18,665
Vice President, Southern       1993     136,000       75,000           12,127
 Region                        1992     125,000      100,000           13,432

John F. Neal(5)                1994     141,000      140,000           11,280
Vice President                 1993     141,000      140,000           12,608
                               1992     130,000      140,000           13,882

___________________
(Footnotes on following page)

(1) The columns for Other Annual Compensation and Long Term Compensation Awards and Payouts have been omitted in accordance with the applicable rules as no such compensation has been awarded, earned or paid to any of the six named individuals.

(2) Amounts shown set forth all cash compensation earned by each of the six named individuals in the years shown.

(3) While each of the six named individuals received perquisites or other personal benefits in the years shown, in accordance with applicable regulations, the value of these benefits is not indicated since they did not exceed in the aggregate the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(4) Amounts shown set forth the Company's contribution to each of the six named individuals' Profit Sharing Plan accounts.

(5) Mr. Neal served as Vice President-Pipelines and Gas Marketing through October 1, 1993, after which time he became a Vice President who performs special projects for the President. Mr. Neal has not been an executive officer since October 1, 1993.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information with respect to the granting of stock options during 1994 to the Chief Executive Officer and each of the four most highly compensated executive officers and to one individual for whom disclosure would have been required if that individual had been serving as an executive officer at December 31, 1994.

                                                                               Potential Realizable
                                                                                 Value at Assumed
                                                                              Annual Rates of Stock
                            Individual Grants                                    for Option Term
- ---------------------------------------------------------------------------   ----------------------

                     Number of       % of Total
                     Securities     Options/SARs     Exercise
                     Underlying     Granted to          or
                    Options/SARs     Employees      Base Price   Expiration
Name                Granted (#)    in Fiscal Year     ($/Sh)        Date       5 % ($)     10 % ($)
- -----------------   ------------   --------------   ----------   ----------   ---------   ----------
Brion G. Wise              -                -      $       -      -          $       -   $         -
Bill M. Sanderson     70,000(1)         21.4%         18.625      03/28/03     669,900     1,684,200
Lanny F. Outlaw       30,000(1)          9.2%         18.625      03/28/03     287,100       721,800
John C. Walter        30,000(1)          9.2%         18.625      03/28/03     287,100       721,800
Gary W. Davis         25,000(1)          7.7%         18.625      03/28/03     239,250       601,500
John F. Neal               -                -              -      -                  -             -

__________________
(1) The Options were granted on December 13, 1994 and have been awarded as part of the Company's 1993 Stock Option Plan. Options granted will vest 20% a year after the date of grant.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

The following table provides information with respect to the stock options exercised during the year ended December 31, 1994 and the value as of December 31, 1994 of unexercised in-the-money options held by the Chief Executive Officer, each of the four most highly compensated officers and to one individual for whom disclosure would have been required if that individual had been serving as an executive officer at December 31, 1994. The value realized on the exercise of options is calculated using the difference between the option exercise price and the fair market value of the Company's Common Stock on the date of exercise. The value of unexercised in-the-money options at year end is calculated using the difference between the option exercise price and the fair market value of the Company's Common Stock at December 31, 1994.

                                                                                      Value of Unexercised
                                                        Number of Unexercised             In-the-Money
                                                      Options/SARs at FY-End (#)    Options/SARs at FY-End ($)
                                                     ----------------------------   --------------------------
                         Shares
                       Acquired on       Value
Name                   Exercise (#)   Realized ($)   Exercisable    Unexercisable   Exercisable  Unexercisable
- --------------------   ------------   ------------   -----------    -------------   -----------   -------------

Brion G. Wise                  -      $        -             -                -     $        -    $        -
Bill M. Sanderson(1)           -               -             -           70,000              -        43,750
Lanny F. Outlaw(2)        10,000         242,344         3,750           36,250         51,938        72,125
John C. Walter(3)          6,250         140,094             -           36,250              -        72,125
Gary W. Davis(4)           8,900         209,803             -           31,250              -        69,000
John F. Neal(5)(6)        10,000         241,250             -            6,250              -        53,375

____________________
(1) Bill M. Sanderson exercised no options during 1994. In-the-money options at December 31, 1994 consisted of 70,000 options with an exercise price of $18.625 per share and a fair market value of $19.25 per share.

(2) Lanny F. Outlaw exercised options to purchase 6,250 shares of Common Stock on January 7, 1994 and 3,750 options on January 13, 1994. The options exercised on January 7, 1994 had an exercise price of $10.71 per share and a fair market value of $33.00 per share and the options exercised on January 13, 1994 had an exercise price of $5.40 per share and a fair market value of $32.875 per share. In-the-money options at December 31, 1994 consisted of 3,750 options with an exercise price of $5.40 per share, 6,250 options with an exercise price of $10.71 per share and 30,000 options with an exercise price of $18.625 per share all of which had a fair market value of $19.25 per share.

(3) John C. Walter exercised options to purchase 6,250 shares of Common Stock on January 12, 1994. The options exercised had an exercise price of $10.71 per share and a fair market value of $33.125 per share. In-the-money options at December 31, 1994 consisted of 6,250 options with an exercise price of $10.71 per share and 30,000 options with an exercise price of $18.625 all of which had a fair market value of $19.25 per share.

(4) Gary W. Davis exercised options to purchase 6,250 shares of Common Stock on January 7, 1994 and 2,650 shares of Common Stock on March 3, 1994. The options exercised on January 7, 1994 had an exercise price of $10.71 per share and a fair market value of $33.00 per share and the options exercised on March 3, 1994 had an exercise price of $5.40 per share and a fair market value of $32.00 per share. In-the-money options at December 31, 1994 consisted of 6,250 options with an exercise price of $10.71 per share and 25,000 options with an exercise price of $18.625 per share all of which had a fair market value of $19.25 per share.

(5) John F. Neal exercised options to purchase 6,250 shares of Common Stock on January 3, 1994 and 3,750 shares of Common Stock on January 11, 1994. The options exercised on January 3, 1994 had an exercise price of $10.71 per share and a fair market value of $32.875 per share and the options exercised on January 11, 1994 had an exercise price of $5.40 per share and a fair market value of $33.00 per share. In-the-money options at December 31, 1994 consisted of 6,250 options with an exercise price of $10.71 per share and a fair market value of $19.25 per share.

(6) Mr. Neal served as Vice President-Pipelines and Gas Marketing through October 1, 1993, after which time he became a Vice President who performs special projects for the President. Mr. Neal has not been an executive officer since October 1, 1993.

                              STOCK OPTION PLANS

KEY EMPLOYEES' INCENTIVE STOCK OPTION PLAN

The Company's Key Employees' Incentive Stock Option Plan provides for the grant to key employees of incentive stock options to purchase Common Stock in order to increase such employees' incentives to contribute to the Company's future success and prosperity and to allow them to acquire a proprietary interest in the Company. The Board is responsible for administration of the plan and has reserved an aggregate of 250,000 shares of Common Stock for issuance under the plan. The Board has full authority to determine the employees to be granted options, the number and purchase price of the shares covered by each option, the time or times at which options may be exercised and other terms and conditions with respect to the grant and exercise of the options. No option may be transferred other than by will or the laws of descent and distribution (only with respect to exercisable options) and, during the lifetime of the optionee, the option may only be exercised by him. To exercise an option, the option holder must be an employee of the Company, both currently and for the entire period since the date of the option, except that, upon termination (except under certain circumstances), an optionee may exercise any option for up to 180 days. The plan provides that the option price per share of any option granted thereunder may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. Any option granted under the plan must be exercised within nine years after the grant of the option. The option holders' rights to purchase shares are cumulative over time. The Company has entered into agreements committing the Company to loan to each key employee, including the officers, an amount sufficient to exercise their options as each portion of their options vests. The Company will forgive the loan and accrued interest if the employee has been continuously employed by the Company for four years after the date of the loan.

NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

The Company also has a Non-Employee Directors' Stock Option Plan providing for the grant of options covering an aggregate of 20,000 shares of Common Stock to non-employee directors. The purpose of the plan is to enhance the Company's ability to attract and retain the services of qualified individuals to serve as its directors, providing such directors with an increased incentive to contribute to the Company's future success and prosperity and to allow them to acquire a proprietary interest in the Company's business as well as encouraging such directors to remain as directors of the Company. All non-employee directors of the Company (other than Messrs. Phillips, Stonehocker and Sauvage) from time to time are eligible to be awarded shares of Common Stock under the plan. The Board, which is responsible for administration of the plan, may amend the plan, provided that no such amendment may alter or impair an outstanding option, except under certain limited circumstances. The Board has full authority to determine the directors to be granted options, the number and purchase price of the shares covered by each option, the time or times at which options may be exercised and other terms and conditions with respect to the grant and exercise of the options; provided, however, that no member of the Board has a right to vote or decide upon any matter relating to himself or to his rights or benefits under the plan. Participation in the plan does not confer any right of continuation of service as a director of the Company. No option may be transferred other than by will or the laws of descent and distribution (only with respect to exercisable options) and, during the lifetime of the optionee, the option may only be exercised by him. To exercise an option, the option holder must be a director of the Company, both currently and for the entire period since the date of the option, except that, upon termination of a director's service as such (except under certain circumstances), such optionee may exercise any option for up to 180 days. The plan provides that the option price per share of any option granted thereunder may not be less than 100% of the fair market value of the share of Common Stock on the date the option was granted. Any option granted under the plan must be exercised within a period of nine years after the grant of the option. The option holders' rights to purchase shares are cumulative over time.

Options to purchase a total of 15,000 shares of Common Stock were granted through December 31, 1994 under the plan, 5,000 to each of Messrs. Reid, Robinson and Senty, at per share exercise prices ranging from $10.71 to $19.94. On each grant date anniversary, 25% of the shares covered by these options vests. At December 31, 1994 7,500 options were vested of which 1,500 options had been exercised.

COMMON STOCK OPTION PLAN

Pursuant to the Company's restructuring in 1991 (the "Restructuring"), the Company assumed the obligation of its predecessor partnership (the "Partnership") under its Employee Common Units Option Plan, which authorized the granting of options to purchase common units in the Partnership to employees of the Company. The plan has been amended to allow each holder of existing options to exercise such options and acquire one share of Common Stock for each common unit they were entitled to purchase. The exercise price and all other terms and conditions for the exercise of such options issued under the amended plan were the same as under the prior plan, except that the consummation of the Restructuring accelerated the time after which portions of certain options may be exercised because of certain prepayments made in connection with the Restructuring. In February 1994, the Board of Directors retroactively approved, adopted and ratified approximately 53,000 options which were granted to employees in excess of the 430,000 options originally authorized. No more options may be granted under this plan. The Board is responsible for the administration of the plan and has full authority, subject to the provisions of the plan, to determine the employees to be granted options, the price and the number of shares of Common Stock represented by each option, the time or times at which options may be exercised, and other terms and options under the plan. The Company believes that on the date the options were granted such exercise prices were less than the fair market value of the common units that could be acquired thereunder. The option price per share of any additional options granted under the plan, which may be less than the fair market value of a share of Common Stock on the date the option is granted, will be determined by the Board in its discretion. Through December 31, 1994, the Board has granted options under the plan to purchase shares of Common Stock at $5.40 per share to a total of approximately 355 employees of the Company. At December 31, 1994, approximately 445,000 options had vested of which approximately 375,000 options had been exercised. Options vest at the rate of 20% of the shares subject to such option for each one year of continuous service by such optionee commencing from the later of (i) July 2, 1987 or (ii) the optionee's employment commencement date. No option rights granted under the plan may be transferred by an optionee other than by will or the laws of descent (only with respect to exercisable options) and distribution and, during the lifetime of an optionee, the option may be exercised only by him. The Company has entered into agreements committing the Company to loan to certain key employees an amount sufficient to exercise their options, provided that the Company will not loan in excess of 25% of the total amount available to the employee in any one year. The Company will forgive any loan and accrued interest on July 2, 1997, if the employee is then employed by the Company. As of December 31, 1994, loans related to 190,373 options, totaling $1.5 million, were extended under these terms.

1993 STOCK OPTION PLAN

The 1993 Stock Option Plan (the "1993 Plan") became effective on May 24, 1993 after approval by the Company's stockholders. The 1993 Plan is intended to be an incentive stock option plan in accordance with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. The Company has reserved 1,000,000 shares of Common Stock for issuance upon exercise of options under the 1993 Plan. The 1993 Plan will terminate on the earlier of March 28, 2003 or the date on which all options granted under the 1993 Plan have been exercised in full.

The Board of Directors of the Company will determine and designate from time to time those employees of the Company to whom options are to be granted. If any option terminates or expires prior to being exercised, the shares relating to such option shall be released and may be subject to reissuance pursuant to a new option. The Board of Directors has the right to, among other things, fix the price, terms and conditions for the grant or exercise of any option. The purchase price of the stock under each option shall be the fair market value of the stock at the time such option is granted.

Options granted will vest 20% a year after the date of grant. The employee must exercise the option within five years of the date each portion vests. If an employee's employment with the Company terminates, the employee may, within the 60 day period immediately following such termination of employment, but in no event later than the expiration date specified in the option agreement, exercise any options that have vested as of the date of such termination. If employment terminates by reason of death or disability, the employee (in the event of disability) or the person or persons to whom rights under the option shall pass by will or by the applicable laws of decent and distribution (in the event of death), shall be entitled to exercise 100% of the options granted regardless of the employee's years of service; provided, however, that no such option may be exercised after 180 days from the date of death or termination of employment with the Company as a result of disability. Through December 31, 1994, the Board of Directors has granted approximately 710,000 options at exercise prices ranging from $18.625 to $35.50 per share of common stock to approximately 455 employees. Of the options granted under this Plan in 1994, 267,000 options were granted to officers of the Company in December 1994 at an exercise price of $18.625 per share of common stock. At December 31, 1994 approximately 64,025 options were vested. No options have been exercised under the 1993 Plan.

                               PERFORMANCE GRAPH

The following indexed graph indicates the Company's total return to its stockholders from December 8, 1989 (the Company's initial trading date) to December 31, 1994 as compared to total return for the Standard & Poor's 500 Index and a Peer Group Index selected by the Company, assuming a common starting point of $100 and that all dividends were reinvested. The information contained in this graph is not necessarily indicative of future Company performance.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG WESTERN GAS RESOURCES, INC., THE S&P 500 INDEX AND A PEER GROUP**

                       [PERFORMANCE GRAPH APPEARS HERE]

                             WESTERN GAS
Measurement Period           RESOURCES,    S&P          PEER GROUP
(Fiscal Year Covered)        INC.          500 INDEX    (WGR)
- ---------------------        -----------   ---------    ----------
Measurement Pt-11/30/1989    $100.00       $100.00      $100.00
FYE 12/31/1990               $ 82.00       $ 97.00      $ 88.00
FYE 12/31/1991               $150.00       $126.00      $ 83.00
FYE 12/31/1992               $198.00       $136.00      $ 88.00
FYE 12/31/1993               $251.00       $150.00      $107.00
FYE 12/31/1994               $149.00       $152.00      $ 95.00

 * $100 invested in stock on 12/8/89 or in indexes on 11/30/89. Total return includes reinvestment of dividends (if applicable). Dates are for fiscal years ending on December 31 in each of the years indicated.

** Peer Group (WGR) consists of 26 companies, including the Company. The other 25 companies in the Peer Group are as follows: American Oil & Gas Corp., Anadarko Petroleum Corp., Apache Corp., Associated Natural Gas Corp., Berry Petroleum Co., Cabot Oil & Gas Corp., Devon Energy Corp., K N Energy Inc., Louisiana Land & Exploration Co., Maxus Energy Corp., Mitchell Energy & Development Corp., Murphy Oil Corp., Noble Affiliates Inc., Oryx Energy Co., Parker & Parsley Petroleum Co., Plains Petroleum, Pogo Producing Co., Questar Corp., Ranger Oil Ltd., Santa Fe Energy Resources Inc., Seagull Energy Corp., Snyder Oil Corp., Tejas Gas Corp., Triton Energy Corp. and Valero Energy Corp. The total return for each company in the Peer Group has been weighted for stock market capitalization. These companies are independent oil and natural gas producers; gatherers, transporters and marketers of natural gas and natural gas liquids and certain natural gas pipelines, all of which had market capitalization between $250 million and $1.5 billion at December 31, 1994.

                              PROFIT SHARING PLAN

The Company's Profit Sharing Plan is administered by the Board. All employees of the Company are eligible to participate in the plan. Subject to certain restrictions, each participant may elect to reduce his salary and have contributed monthly to the plan on his behalf an amount which on an annual basis may not exceed the lesser of 15% of his base compensation or $9,240 (adjusted in the future for cost-of-living increases). The Company, following the later of
(i) the date on which the employee has completed six months of service or (ii) the date on which the employee has completed 1,000 hours of service during the first (or any subsequent) year of service, will contribute to the accounts of participating employees an amount matching 25% of the amount the participant has elected to defer and have the Company contribute to the plan on his behalf; however, the Company's matching contribution will not exceed 1% of the participant's base compensation. In addition, the Company may make annual contributions to the accounts of each participant, as determined by the Board in its sole discretion, in amounts ranging from 2.5% to 15% of the base compensation of such participants. The assets of the plan are held in trust for the participants by a trustee appointed by the Board. The amounts in each participant's accounts are invested in various alternative funds at the direction of the participant. Participants may also invest their individual retirement accounts in the trust fund of the plan. Participants are entitled to receive, upon the earlier of their death, disability or retirement at age 65, a full distribution of those amounts credited to their respective accounts. The Company's contributions and matching contributions under the plan become vested at the rate of 20% after completion of two years of service with an additional 20% vesting each year thereafter until fully vested.

Participants are entitled to withdraw all or a portion of amounts credited to their respective accounts in accordance with, and subject to the penalties defined by, the rules of the plan and applicable law.

                            INDEPENDENT ACCOUNTANTS

Price Waterhouse served as the Company's independent accountants for 1994. A representative of Price Waterhouse will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

Any stockholder proposals to be considered for inclusion in the Company's solicitation of proxies for the 1996 Annual Meeting of Stockholders must be received by the Secretary of the Company (at 12200 North Pecos Street, Denver, Colorado 80234) no later than January 15, 1996.


                                OTHER BUSINESS

All items of business expected to be brought before the meeting by management of the Company are set forth in this proxy statement. Management knows of no other business to be presented. If other matters of business not presently known to management properly come before the meeting, it is intended that the persons named in the proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

  THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.


                                             By Order of the Board of Directors,


                                                     WESTERN GAS RESOURCES, INC.



                                                 BRION G. WISE
                                                 Chairman of the Board and
                                                 Chief Executive Officer



Denver, Colorado
April 13, 1995

                          WESTERN GAS RESOURCES, INC.

                Annual Meeting of Stockholders -- May 24, 1995
          This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints Bill M. Sanderson and Walter L. Stonehocker as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Western Gas Resources, Inc. held of record by the undersigned on March 31, 1995, at the Annual Meeting of Stockholders, to be held on May 24, 1995 at 10:00 a.m. at the Hyatt Regency Denver, 1750 Welton Street, Florentine Room, Denver, Colorado 80202 and at any postponement or adjournment thereof, as follows:


1.   ELECTION OF FOUR, CLASS THREE DIRECTORS:
     Walter L. Stonehocker, Dean Phillips, James A. Senty, Walter W. Grist

     FOR all nominees        WITHHOLD
       listed above         AUTHORITY       INSTRUCTIONS: To withhold authority to vote for any
    (except as marked    to vote for all    individual nominee, strike a line through that nominee's
     to the contrary     nominees listed    name in the list above.
         above)               above

           [_]                 [_]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any postponement or adjournment thereof.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1.

                                     Please mark, sign, date and mail this proxy promptly in the enclosed envelope.

                                     Date: _______________________________, 1995



                                     ___________________________________________
                                               Signature of Stockholder


                                     ___________________________________________
                                               Signature of Stockholder

                                     Please sign exactly as name appears at the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                          WESTERN GAS RESOURCES, INC.

                Annual Meeting of Stockholders -- May 24, 1995
          This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints Bill M. Sanderson and Walter L. Stonehocker as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of 7.25% Cumulative Senior Perpetual Convertible Preferred Stock of Western Gas Resources, Inc. held of record by the undersigned on March 31, 1995, at the Annual Meeting of Stockholders, to be held on May 24, 1995 at 10:00 a.m. at the Hyatt Regency Denver, 1750 Welton Street, Florentine Room, Denver, Colorado 80202 and at any postponement or adjournment thereof, as follows:


1.   ELECTION OF FOUR, CLASS THREE DIRECTORS:
     Walter L. Stonehocker, Dean Phillips, James A. Senty, Walter W. Grist

     FOR all nominees        WITHHOLD
       listed above         AUTHORITY       INSTRUCTIONS: To withhold authority to vote for any
    (except as marked    to vote for all    individual nominee, strike a line through that nominee's
     to the contrary     nominees listed    name in the list above.
          above)              above

           [_]                 [_]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any postponement or adjournment thereof.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1.

                                     Please mark, sign, date and mail this proxy promptly in the enclosed envelope.

                                     Date: _______________________________, 1995



                                     ___________________________________________
                                               Signature of Stockholder


                                     ___________________________________________
                                               Signature of Stockholder

                                     Please sign exactly as name appears at the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.